UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2007

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2007, Verticalnet, Inc. (the "Company") entered into a Second Amendment to the employment agreement of Nathanael Lentz, the Company’s President and Chief Executive Officer (the "Amendment"). The Amendment, as approved by the Compensation Committee of Company’s Board of Directors on or about June 1, 2007, amended the employment agreement between the Company and Mr. Lentz dated December 23, 2002, as amended (the "Employment Agreement").

As previously disclosed, on June 1, 2007, the Company entered into that certain Stock and Warrant Purchase Agreement (the "Purchase Agreement") with certain investors (the "Investors"), whereby the Company sold certain Class B Preferred Stock to the Investors. As a condition to entering into the Purchase Agreement, the Investors requested that Mr. Lentz and the Company agree to amend the Employment Agreement to provide (i) that Mr. Lentz’s salary be reduced to $300,000 and (ii) that the Employment Agreement have a term of two years from the closing of the Series B Preferred Stock financing.

Prior to the Amendment, the Employment Agreement provided that (i) the initial term of the agreement was 2 years after the effective date of November 12, 2002 and that the term would renew for successive a one-year renewal terms thereafter, and (ii) the initial salary paid to Mr. Lentz would be $350,000 and that Mr. Lentz’s salary would never be less than the initial salary. At the time of the Amendment, Mr. Lentz’s annual salary was $380,000.

The Amendment provides that effective July 1, 2007, (i) the Employment Term shall extend to June 1, 2009 and that the term would renew for successive one-year renewal terms thereafter; and (ii) Mr. Lentz’s salary shall be $300,000, but that for purposes of the calculation of any bonus paid to Mr. Lentz or for the calculation of any severance due to Mr. Lentz, Mr. Lentz’s salary shall be deemed to be the greater of $380,000 or Mr. Lentz’s then current salary.

The Amendment also provides that (i) upon the closing of a Subsequent Financing (as defined in the Purchase Agreement), Mr. Lentz salary shall be $380,000; and (ii) upon the closing of a Subsequent Financing or a Change of Control of the Company (as defined in the Employment Agreement), the Company shall pay Mr. Lentz the difference between (a) the portion of the salary received by Mr. Lentz during the period between July 1, 2007 and the closing of the Subsequent Financing or Change in Control of the Company, and (b) the portion of salary Mr. Lentz would have received if the salary had been $380,000 during such period.

You are urged to read the Amendment attached to this report as Exhibit 10.1 in its entirety for a more complete description of the terms and conditions of the Amendment.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Second Amendment dated July 24, 2007 between Verticalnet, Inc. and Nathanael Lentz

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

July 27, 2007	By:	Christopher G. Kuhn

Name: Christopher G. Kuhn
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment dated July 24, 2007 between Verticalnet, Inc. and Nathanael Lentz